EXHIBIT 10(i)(c)
                     16000 Barker's Landing Office Building
                                 Houston, Texas

THE STATE OF TEXAS      ss.
                        ss.
COUNTY OF HARRIS        ss.


THIS LEASE AGREEMENT is made and entered into to be effective as of the 30TH day of JULY, 1997 (the "Effective Date"), by and between the Lessee hereinafter named and TRINITY HOPE, INC. (OR ITS ASSIGNEES), a Texas corporation, hereinafter called "Lessor", whose offices are located at 6100 Hillcroft, Suite 600, Houston, Texas 77081. Lessor and Lessee agree as follows:

1. Definitions. The following definitions and basic provisions shall be construed in conjunction with and limited by the references thereto in other provisions of this Lease:

(a) Lessee: LAPTOP SOLUTIONS, INC.

(b) Demised Premises: Space designated as Suite 100 , comprising approximately 14,478 square feet ("Rentable Space"), as shown on Exhibit "A" attached hereto and made a part hereof, out of the office building and related common area and parking lot areas (the "Building") located at 16000 Barker's Landing, Houston, Texas.

(c) Lease Term: A THREE YEAR term, commencing on the Effective Date and ending on JULY 29 , 2000 (the "Initial Lease Term"). Notwithstanding the fact that the Rent Commencement Date (which is set forth in Section 6 hereof) is after the Effective Date of this Lease, the parties intend that each party is vested with rights immediately upon execution of this Lease and that this Lease is binding upon and enforceable against each party and is in full force and effect upon execution.

(d) Base Rent: The sums set forth in Section 6 hereof.

(e) Security Deposit: $152,019.00 (SEE SECT. 31 FOR DETAILS)

(f) Permitted Use: General office use.

2. Parking. Lessee and Lessee's visitors, clients, agents and employees are permitted to park automobiles on a non-exclusive basis, together with all others so entitled, in the areas designated by Lessor for parking. Lessee shall abide by any and all parking regulations and rules established from time to time by Lessor.

3. Quiet Enjoyment. In consideration of the obligation of Lessee to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Lessor hereby demises and leases to Lessee, and Lessee hereby leases and takes from Lessor, the Demised Premises, to have and to hold the same for the Term specified herein, all upon the terms and conditions set forth in this Lease.

4. Condition and Acceptance of the Leased Premises

   (a) Lessee agrees to accept the space in "as is" condition.

5. Services. Lessor agrees to furnish Lessee while occupying the Demised Premises the following services:

(a) Hot and cold water at those points of supply provided for general use of tenants.

(b) Electric services in the manner, and to the extent deemed by Lessor to be standard and not in excess of the amount supplied by Lessor to tenants occupying proportionately the same amount of space. Lessee shall purchase any additional electric current from Lessor and shall pay all charges in connection with such arrangements, including an additional amount equal to 5% of all charges for the handling of such arrangements. Lessee shall pay for the costs of the excess electric current at an average rate payable by Lessor to the public authority.

(c) Central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Lessor to be standard, but such service at times during Normal Building Operating Hours; routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard, but such service at times during week days other than normal business hours for the Building, on Saturday afternoons, Sundays and holidays to be furnished only upon request of Lessee, who shall bear the entire cost thereof as determined by Lessor. "Normal Building Operating Hours" shall be from 7:00 a.m. to 7:00 p.m., Monday through Friday, and 7:00 a.m. through 1:00 p.m. Saturday, exclusive of holidays.

(d) Janitorial cleaning services as may in the judgment of Lessor be reasonably required.

(e) Failure to any extent to furnish, or any stoppage of, these defined services resulting from causes beyond control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee or result in abatement of any rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair same promptly, but Lessee shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

6. Rent. As Base Rent for the Demised Premises, Lessee agrees to pay to the Landlord all of the amounts (without abatement, deduction or offset) set forth on Schedule I annexed hereto, commencing as of JULY 30, 1997 (the "Rent Commencement Date"). The obligation of Lessee to pay rent is an independent covenant, and no act or circumstance whatsoever, whether such act or circumstance constitutes a breach of covenant by Lessor or not, shall release Lessee of the obligation to pay rent. As between Lessor and Lessee, all payments due Lessor under provisions of this Lease are considered as rent.

7. Adjustment of Rental. For each calendar year during the Lease Term, beginning with the first full calendar year after the Effective Date, Lessee shall pay to Lessor, as an additional charge and in the manner provided below, Lessee's pro rata share of the excess, if any, of the Operating Expenses for any such calendar year, over an amount equal to $5.00 PER NET RENTABLE SQUARE FOOT. (THE "OPERATING EXPENSE BASE"). In this regard, it is specially agreed and understood that Lessor makes no representation, warranty or covenants, express or implied, that the amount of Operating Expenses will not exceed any amount during the Lease Term. If at any time the Building is not fully occupied or Lessor is not supplying all services to all portions of the Building during an entire calendar year, then Operating Expenses shall be adjusted as though the Building had been fully occupied and Lessor were supplying all services to all portions of the Building during the entire calendar year.


For purposes of this Lease, the following terms shall have the meanings indicated:

(a) "Operating Expenses" shall mean and include all costs and expenses of every kind and nature paid or incurred by Lessor (including appropriate reserves) in operating, managing, equipping, protecting, insuring, heating, cooling, lighting, ventilating, repairing, replacing and maintaining the Building. Such costs and expenses include but not be limited to: maintaining the Building; cleaning; removal of rubbish and other refuse; costs of water, electricity, sewer, gas and other utilities; costs of elevator maintenance service, insect and pest extermination service and window cleaning service; fire protection; exterior illumination of the Building and the common areas and illumination and maintenance of signs; snow and ice clearance, fees, costs and expenses paid under a building management contract, if any; costs and expenses of planting, maintaining, replanting and replacing flowers and other landscaping; water and sewage charges; premiums for liability, property damage, fire extended coverage, malicious mischief, vandalism, workers' compensation, employees' liability and other insurance; wages; unemployment taxes; social security taxes; fuel and other operating costs of the systems for heating and cooling the Building; special assessments; real property taxes and personal property taxes; fees for audits; required licenses and permits; costs and expenses of supplies and materials; and reasonable depreciation of, and rents paid or, the leasing of equipment used in the operation of the Building; reasonable administration costs incurred to manage and operate the Building; reasonable amortization charges on account of any capital expenditure incurred to effect a reduction in Operating Expenses or which relate to a capital item installed pursuant to any governmental law, rule or order, provided that costs of equipment properly chargeable to capital accounts and depreciation of the original cost of constructing the Building or any additions thereto shall be excluded except as expressly provided above.

(b) "Floor Area" whenever used herein shall mean the area consisting of the Rentable Space set forth in Section I(b) of this Lease. Changes in the Floor Area of the Demised Premises by reason of any expansion or contraction permitted by Lessor in such area occurring during any calendar month shall be effective, for purposes of this section, on the first day of the next succeeding calendar month and such Floor Area in effect for the whole of any calendar year or partial year shall be the average of such Floor Area in effect on the first day of each calendar month in such year or partial year.

(c) "Total Rentable Floor Area" is approximately 40,829 rentable Floor Area of the completed Building available for leasing. In the event the Total Rentable Floor Area varies by reason of partial casualty or condemnation, or expansion of or addition to the Building, resulting changes on the Total Rentable Floor Area occurring during any calendar month shall be effective on the first day of the next succeeding calendar month and the Total Rentable Floor Area in effect for the whole of any calendar year or partial calendar year shall be the average of the Total Rentable Floor Area in effect on the first day of each calendar month in such year or partial year.

Lessee's pro rata share of any excess Operating Expenses shall be that portion of the whole of such excess which the Floor Area of the Demised Premises bears to the Total Rentable Floor Area.

The annual charges for any excess in Operating Expenses are payable in monthly installments on the first day of each calendar month, in advance, in an amount estimated by Lessor, which estimate (and resulting monthly charge) may be changed from time to time by Lessor. (Lessor will make such estimate of Operating Expense in advance for any calendar year and give Lessee written notice of such estimate. Lessee shall make regular monthly payments based on such estimate.) Lessee's share shall be prorated in the event Lessee is required to make such payment for a partial calendar year. Within ONE HUNDRED EIGHTY
(180) DAYS , OR AS SOON AS REASONABLY POSSIBLE THEREAFTER, after the end of each calendar year, Lessor shall furnish Lessee a statement in reasonable detail of the actual Operating Expenses paid or incurred by Lessor during such period, and thereupon there shall be an adjustment between Lessor and Lessee with payment to or repayment by Lessor, as the case may require, to the end that Lessor shall receive the entire amount of Lessee's pro rata share of such excess in Operating Expenses for such period and no more.

Lessee, at its expense, shall have the right at all reasonable times (but not more than once in any calendar year) to audit Lessor's books and records relating to this Lease for any year or years for which additional rental payments become due; or at Lessor's sole discretion Lessor will provide such audit prepared by a certified public accountant.

8. Late Charge. Lessor may charge Lessee a late charge of 5% of each rental payment which is not received by the Lessor within fifteen (15) days of the due date.

9. Use. It is understood that the Demised Premises may be used for purposes permitted in Section I(h) hereof and for no other purpose without prior written consent of Lessor. Lessee shall not use the Demised Premises for any unlawful purpose or so as to constitute a nuisance. The Lessee, at the expiration of the term, shall deliver up the Demised Premises in good repair and condition, damages beyond the control of the Lessee, reasonable use, ordinary decay, wear and tear excepted. Lessee may maintain in the Demised Premises computer equipment and any other facility or equipment useful in the normal conduct of Lessee's business and not inconsistent with the use of the Demised Premises as a business office; provided, however, that Lessee covenants and agrees that any use of the

Demised Premises which will affect the appearance of the Building or be visible from the outside of the Building or from the public areas of the Building, or which exceeds structural loads of floors or walls, or which adversely affects the mechanical, plumbing or electrical systems of the Building, or which affects ventilation and other areas of the Building or interferes with or unreasonably annoys other Lessees of the Building must have Lessor's prior written approval, and any use of the Premises shall be such that the same would not adversely affect the value of the Building and is in conformity and harmony with the architecture of the Building. Any use of the Premises note specifically allowed as described above is a prohibited use thereof by Lessee (and its assignees and sublessees).

10. Quiet Enjoyment. The Lessor covenants and agrees that Lessee, on paying said monthly rent and performing the covenants herein, shall and may peaceably and quietly hold and enjoy the Demised Premises and common areas, including, but not limited to, parking areas, sidewalks, entrances, exits, lobbies, restrooms and lounges for the term aforesaid.

11. Lessee's Obligations. Lessee shall at all times keep the Demised Premises (including, but not limited to, the interior of the Demised Premises, interior entrances to the Demised Premises, all interior glass and interior windows of any type) and all partitions, doors, fixtures, equipment and appurtenances thereof in good order, condition and repair, as may be necessary. All repairs and restorations shall be of quality and class equal to the present installations and shall be done in a good and workmanlike manner.

12. Ordinances and Regulations. The Lessee hereby covenants and agrees to comply with all the rules and regulations of the Board of Fire Underwriters, Officers or Boards of the City, County or State having jurisdiction over the Demised Premises, and with all ordinances and regulations of governmental authorities wherein the Demised Premises are located, at Lessee's sole cost and expense, but only insofar as any of such rules, ordinances and regulations pertain to the manner in which the Lessee shall use the Demised Premises; the obligation to comply in every other case, and also all cases where such rules, regulations and ordinances require repairs, alterations, changes or additions to the Building (including the Demised Premises) or building equipment, or any part of either, being hereby expressly assumed by Lessor, and Lessor covenants and agrees promptly and duly to comply with all such rules, regulations and ordinances with which Lessee has not herein expressly agreed to comply.

13. Signs. The Lessee shall not place any signs or other advertising matter or material on the exterior or on the interior of the Demised Premises or of the Building, without the prior written consent of the Lessor which consent may be withheld in its sole discretion. Any lettering or signs placed on the interior of the Building shall be for directional purposes only, and such signs and lettering shall be of a type, kind, character and description to be approved by Lessor.


14. Alterations.

(a) Lessee, by occupancy hereunder, accepts the Demised Premises as being in good repair and condition. Lessee shall maintain the Demised Premises and every part thereof in good repair and condition, damages by causes beyond the control of the Lessee, reasonable use, ordinary decay and wear and tear excepted. Lessee shall not make or suffer to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof without prior written consent of Lessor. If Lessor consents to the proposed alterations, additions, or improvements, the same shall be at Lessee's sole cost and expense, and all construction work done by Lessee within the Demised Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements. Any such alterations shall be made at such times and in such manner as not to unreasonably interfere with the occupation, use and enjoyment of the remainder of the Building by the other tenants thereof. If required by Lessor, such alterations shall be removed by Lessee upon the termination or sooner expiration of the term of this Lease and Lessee shall repair damage to the premises caused by such removal, all at Lessee's cost and expense. Lessee agrees to indemnify Lessor and hold it harmless against any loss, liability or damage resulting from such work, and Lessee, shall, if requested by Lessor, furnish bond or other security satisfactory to Lessor against any such loss, liability or damage.

(b) Lessee shall not permit any mechanic's, materialmen's or other liens to be fixed or placed against the premises or the building or the land and agrees immediately to discharge (whether by payment or by filing of the necessary bond, or otherwise) any mechanic's, materialmen's or other lien which is allegedly fixed or placed against any of the foregoing as the result of an act or omission of Lessee.

15. Lessor's Right to Inspect and Display; Roof. The Lessor shall have the right, at reasonable times during the term of this Lease, to enter the Demised Premises for the purposes of examining or inspecting same and of making such repairs or alterations as the Lessor shall deem necessary. The Lessor shall also have the right to enter the Demised Premises at all reasonable hours for the purpose of displaying said premises to prospective tenants. The use of the roof of the Building is expressly reserved to Lessor which shall have the sole right to determine the use thereof.

16. Destruction of Premises.

(a) If the Demised Premises are totally destroyed by fire or other casualties, both the Lessor and Lessee shall have the option of terminating this Lease or any renewal thereof, upon giving written notice at any time within thirty days from the date of such destruction, and if the Lease be so terminated, all rent shall cease as of the date of such destruction and any prepaid rent shall be refunded.

(b) If the Demised Premises are partially damaged by fire or other casualty, or totally destroyed thereby and neither party elects to terminate this Lease within the provisions of paragraph (a) above or (c) below, then the Lessor agrees, at Lessor's sole cost and expense, to restore the Demised Premises to a kind and quality substantially similar to that immediately prior to such destruction or damage. Said restoration shall be commenced within a reasonable time and completed without delay on the part of the Lessor and in any event shall be accomplished within one hundred fifty days from the date of the fire or other casualty. In such case, all rents paid in advance shall be proportioned as of the date of damage or destruction and all rent thereafter accruing shall be equitably and proportionately suspended and adjusted according to the nature and extent of the destruction or damage, pending completion of rebuilding, restoration, or repair, except that in the event the destruction or damage is so extensive as to make it unfeasible for the Lessee to conduct Lessee's business on the Demised Premises, the rent shall be completely abated until the Demised Premises are restored by the Lessor or until the Lessee resumes use and occupancy of the Demised Premises, whichever shall first occur. The Lessor shall not be liable for any inconvenience or interruption of business of the Lessee occasioned by fire or other casualty.

(c) If the Lessor undertakes to restore, rebuild or repair the premises, and such restoration, rebuilding or repair is not accomplished within one hundred fifty days, and such failure does not result from causes beyond the control of Lessor, the Lessee shall have the right to terminate this Lease by written notice to the Lessor within thirty days after expiration of said one hundred fifty day period.

(d) Lessor shall not be liable to carry fire, casualty or extended damage insurance on the person or property of the Lessee or any person or property which may now or hereafter be placed in the Demised Premises.

17. Condemnation. If during the term of this Lease or any renewal thereof, the whole of the Demised Premises, or such portion thereof as will make the Demised Premises unusable for the purpose leased, be condemned by public authority for public use, then, in either event, the term hereby granted shall cease and come to an end as of the date of the vesting of title in such public authority, or when possession is given to such public authority, whichever event last occurs. Upon such occurrence the rent shall be proportioned as of such date and any prepaid rent shall be returned to the Lessee. The Lessor shall be entitled to the entire award for such taking except for any statutory claim of the Lessee for injury, damage or destruction of Lessee's business accomplished by such taking. If a portion of the Demised Premises is taken or condemned by public authority for public use so as not to make the remaining portion of the Demised Premises unusable for the purposes leased, this Lease will not be terminated but shall continue. In such case, the rent shall be equitable and fairly reduced or abated for the remainder of the term in proportion to the amount of the Demised Premises taken. In no event shall the Lessor be liable to the Lessee for any business interruption, diminution in use or for the value of any unexpired term of this Lease.

18. Holdover. It is further covenanted and agreed that if the Lessee, any assignee or sublessee shall continue to occupy the Demised Premises after the termination of this Lease (including a termination by notice hereunder), without prior written consent of the Lessor, such tenancy shall be a tenancy at sufferance and the amount of monthly rental shall be equal to the rent paid for the last month of the lease term, plus fifty percent (50%) of such amount. Acceptance by the Lessor of rent after such termination shall not constitute a renewal of this Lease or a consent to such occupancy nor shall it waive Lessor's right of reentry or any other right contained herein.

19. Subordination. Lessee's rights under this Lease are and shall always be subordinate to the operation and effect of any mortgage, deed of trust, ground lease, assignment of leases or other security instrument or operating agreement now or hereafter placed or governing the Building or related improvements and land on which the Demised Premises are located, or any part thereof by Lessor. This clause shall be self-operative, and no further instrument of subordination shall be required. In confirmation thereof, Lessee shall execute such further assurances as may be required by Lessor or any mortgagee, trustee, beneficiary, ground lessor or assignee under any such mortgage, deed of trust, ground lease, assignment of leases or other security instrument. The foregoing notwithstanding, any mortgagee, trustee, beneficiary, lessee or assignee may elect that this Lease shall have priority over its mortgage, deed of trust, ground lease or other security instrument and upon notification of such election by any such mortgagee, beneficiary or ground lessor to lessee, this lease shall be deemed to have priority over said mortgage, deed of trust, ground lease, assignment of leases or other security instrument. Lessee agrees to execute all instruments requested by any such mortgagee, trustee, beneficiary, ground lessor or assignee to confirm such priority or subordination, as the case may be. Lessee hereby attorns to any successors to Lessor's interest in this lease, and shall recognize such successor as Lessor hereunder. Lessee agrees to execute all instruments requested by such successor to confirm such attornment. The Lessee by virtue of its attornment upon payment of the rent reserved and the compliance, performance and discharge of the terms, conditions, covenants and obligations on the part of the Lessee to be performed hereunder, Lessee shall have the right to the peaceable possession of the Demised Premises for the term of this lease and any extension or renewal thereof and shall not be disturbed in the event of the termination or foreclosure of any mortgage, deed of trust, ground lease, assignment of leases, or security instrument now or hereafter placed or governing the Demised Premises or the consentual transfer or assignment of Lessor's interest in the Demised Premises; such successor in title to the Lessor hereunder shall acknowledge and confirm to the Lessee that the Lessee's right to continue to occupy said premises pursuant to the term of this lease shall in no wise be affected by such termination.

Lessor hereby agrees not to disturb the peaceable possession of the Lessee under this Lease in accordance with the hereinabove provided provision so long as the Lessee performs its obligations in accordance with such hereinabove provided provision.

20. Indemnification. Lessor shall not be liable to the Lessee, or any of its agents, employees, servants or invitees, for any damage to persons or property due to the construction, condition or design or any defect in the Project or its mechanical systems which may exist or subsequently occur, and Lessee, with respect to itself and its agents, employees, servants and invitees, hereby expressly assumes all risks of damage and liability to persons and property, either proximate or remote by reason of the present or future condition of the Premises. Additionally, Lessee agrees to indemnify and hold Lessor harmless of, from and against all claims, actions, damages, liabilities and expenses asserted against the Lessor on account of injuries to person or damage to property (including any diminution in value thereof) when and to the extent that any such damages or injury may be caused, either proximate or remote, wholly or in part by any act or omission, whether negligent or not, of Lessee or any of its agents, servants, employees, contractors, patrons or invitees (while such invitees are on the Premises) or of any other person entering upon the Premises under or with the express or implied invitation of Lessee, or if any such injury or damage may in any other way arise from or out of the occupancy or use of Lessee, its agents, employees and invitees of the Premises, or for the disposal on, or use of, the Premises of any hazardous or toxic waste materials, including without limitation gasoline and oil spillage or leakage, in violation of any federal, state or municipal environmental or other laws, rules or regulations, including the removal of such materials. This paragraph is for the benefit of the Lessor only, and no right of action shall accrue hereunder to any third party by way of subrogation or otherwise.

21.   Insurance.

(a) Public Liability Insurance. Lessee shall take out and keep in force and effect during the term hereof, at Lessee's expense, commercial general liability and property damage insurance with limits of liability not less than One Million and 00/100 Dollars ($1,000,000.00) per accident/occurrence and $1,000,000 in the aggregate, insuring against any and all liability of the insured with respect to personal injury or death arising out of the use or occupancy of the leased premises, and property damage liability insurance with a limit of not less than One Million and 00/100 Dollars ($1,000,000.00) per accident/occurrence. Such insurance shall be issued by companies and with policies in form reasonably satisfactory to Lessor. Said policies shall name both Lessee and Lessor as insureds.

(b) Fire or Other Casualty Insurance.

(i) Lessor agrees that it will at all times during the term of this Lease insure and keep in effect on the Demised Premises (excluding Lessee's fixtures, furniture, stock in trade, equipment and personal property), fire and extended coverage insurance.

(ii) Lessee shall maintain in full force and effect during the term of this Lease, in responsible companies approved by Lessor fire and extended coverage insurance (including an endorsement for vandalism and malicious mischief) covering all Lessee's property in, on or about the Premises, with full waiver of subrogation rights against Lessor and in an amount equal to at least 80% of the full replacement cost of such property. Certificates of such insurance shall be delivered to Lessor within thirty (30) days of the execution date of this Lease, and thereafter within ten (10) days of Lessor's request therefor. All such insurance policies shall contain a landlord's protective liability endorsement in favor of Lessor and indicate that at least ten days' prior written notice shall be delivered to Lessor by the insurer prior to termination or cancellation of such insurance.

(c) Personal Property. Lessee shall be solely responsible for insuring and paying the cost of insurance covering its fixtures, furniture, stock in trade, equipment and Lessee's personal property.

(d) Insurance Proceeds. All proceeds of the fire and extended coverage insurance, if and when received by Lessor, shall be used first to restore improvements to the condition which they were in prior to the occurrence of the damage, unless the Lease is terminated as hereinafter provided.

(e) Policies. All policies of insurance shall be written by an insurance company or companies authorized to do business in the State of Texas. Lessee shall furnish Lessor upon request an insurance certificate evidencing adequate insurance as required hereunder. Lessee will procure endorsements on the policies required to be maintained by it requiring that at least thirty (30) days' prior written notice be given to Lessor before any cancellation or reduction of insurance under any such policy. If Lessee fails to comply with the requirements of this Lease, Lessor may obtain such insurance and keep the same in effect, and Lessee shall pay Lessor the premium costs thereof, and until Lessor is paid by Lessee, interest thereon at the maximum rate permitted by law.

22. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) for which insurance is carried by the injured party at the time of such damage, regardless of the cause of such loss or damage, including negligence of the other party hereto, its agents, servants or employees; provided, however, that this provision shall be inapplicable if it shall have the effect of invalidating the insurance coverage of a party hereto. Both Lessor and Lessee agree to obtain an endorsement acknowledging the waiver of subrogation as provided herein and to furnish to the other party proof that such endorsement has been obtained.

23. Personal Property Taxes. Lessee agrees to pay, before the due date, all taxes, assessments and governmental charges of any kind and nature whatsoever levied or assessed against Lessee's personal property, equipment and fixtures, stock in trade or other personal property owned by Lessee and placed by Lessee in or about the Demised Premises.

24. Default. The following events are deemed to be events of default by Lessee under this Lease:

(1) Lessee shall fail to pay any installment of rent hereunder and such failure shall continue for a period of five (5) days.

(2) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Lessee.

(3) Lessee or any guarantor of Lessee's obligations under this Lease become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(4) Lessee or any guarantor of Lessee's obligations under this Lease file a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or under any similar law or statute of the United States or any State thereof; or Lessee or any guarantor of Lessee's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed against Lessee or any guarantor of Lessee's obligations under this Lease thereunder.

(5) A receiver or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Lessee or any guarantor of Lessee's obligations under this Lease.

(6) Lessee deserts or vacates all or any substantial portion of the Demised Premises, or does not conduct the business permitted herein for a period of ten
(10) days during any thirty day period.

(7) Lessee shall do or permit to be done anything which creates a lien upon the premises.

Upon the occurrence of any such event of default, Lessor shall have the option to pursue any one or more of the following remedies:

(A) Terminate this Lease, in which event Lessee shall immediately surrender the Demised Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Demised Premises and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Lessee agrees to pay to Lessor on demand the amount of all losses and damage which Lessor may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

(B) Enter upon and take possession of the Demised Premises and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, and if Lessor so elects, relet the premises on such terms as Lessor may deem advisable and receive the rent therefor; and Lessee agrees to pay to Lessor on demand any deficiency that may arise by reason of such reletting.

(C) Enter upon the Demised Premises without being liable for prosecution or any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or provided by law, nor shall pursuit of any other such remedy constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Lessor may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting by Lessor as above provided, allowance shall be made for the expense of repossession and any repairs or remodeling undertaken by Lessor following repossession. In the event the Lessee shall default in the payment of rent or any other sums payable by the Lessee herein, or if the Lessee shall default in the performance of any other covenants or agreements of this Lease, or if the Lessee should become bankrupt or insolvent or any debtor proceedings be taken by or against the Lessee, then and in addition to any and all legal remedies and rights, the Lessor may declare the entire balance of the rent for the remainder of the term to be due and payable and may collect the same by distress or otherwise and Lessor shall have a lien on the personal property of the Lessee which is located in the Demised Premises and in order to protect its security interest in the said property Lessor may without first obtaining a distress warrant, lock up the Demised Premises in order to protect said interest in the secured property, or the Lessor may terminate this Lease and retake possession of the Demised Premises, or enter the Demised Premises and relet the same without termination, in which later event the Lessee covenants and agrees to pay any deficiency after Lessee is credited with the rent thereby obtained less all repairs and expenses (including the expenses of obtaining possession), or the Lessor may resort to any two or more of such remedies or rights, and adoption of one or more such remedies or rights shall not necessarily prevent the enforcement of others concurrently or thereafter.

The Lessee also covenants and agrees to pay reasonable attorneys' fees and costs and expenses of the Lessor, including court costs, if the Lessor employs an attorney to collect rent or enforce other rights of the Lessor herein in event of any breach as aforesaid and the same shall be payable regardless of whether collection or enforcement is effected by suit or otherwise.

25. Common Area. The "Common Area", if any, is the part of the Building designated by Lessor from time to time for the common use of all tenants, including among other facilities, parking area, sidewalks, landscaping, curbs, loading areas, private streets and alleys, if any, lighting facilities, foyers, hallways, restrooms, and other areas and improvements provided by Lessor for the common use of all lessees of the Building, their invitees, guests, agents, servants or employees, customers, subtenants, licensees, invitees, all of which common areas shall be subject to Lessor's sole management and control and shall be operated and maintained in such manner as Lessor, in its discretion, shall determine. Lessor reserves the right to change from time to time the dimensions and location of the Common Area, as well as the location, dimensions, identity and type of any Building in the Common Area, and to construct additional buildings or additional stories on existing buildings or other improvements in the Building, and to eliminate such buildings or improvements. Lessee and its employees, customers, subtenants, licensees, and invitees shall have the nonexclusive right and license to use the Common Area as constituted from time to time, such use to be in common with Lessor, other lessees of the Building and other persons permitted by Lessor to use the same, and subject to such reasonable rules and regulations governing the use as Lessor may from time to time prescribe, including the designation of specific areas within the Building or in reasonable proximity thereto in which automobiles owned by Lessee, its employees, subtenants, licensees and invitees shall be parked. Lessor may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

26. Agents, Commissions. Lessee warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease other than Lessor's broker, if any. In the event any agent or broker other than Lessor's broker shall make a claim for a commission, or fee, Lessee shall be responsible for payment thereof and hereby indemnifies and holds Lessor harmless from such claim for commission or fees.

27. Sale. In the event of the transfer and assignment by Lessor of its interest in this Lease and in the Building containing the Demised Premises to a person expressly assuming Lessor's obligations under this Lease, Lessor shall thereby be released from any further obligations hereunder, and Lessee agrees to look solely to such successor in interest of the Lessor for performance of such obligations. Any security given by Lessee to secure performance of Lessee's obligations hereunder may be assigned and transferred by Lessor to such successor in interest, and Lessor shall thereby be discharged of any further obligation relating thereto.

28. Non-Liability. Lessee specifically agrees to look solely to Lessor's interest in the Project for the recovery of any judgment from Lessor, it being agreed that Lessor shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any other action not involving the personal liability of Lessor to respond in monetary damages from assets other than Lessor's interest in the Project or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Lessor.

29. Rules and Regulations. The Rules and Regulations appended as Exhibit "C" to this Lease are hereby made a part of this Lease, and Lessee agrees to comply with and observe the same. Lessee's failure to keep and observe said Rules and Regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Lessor reserves the right from time to time to amend these Rules and Regulations and to adopt additional Rules and Regulations. Written notice of such amended or additional Rules and Regulations, if any, shall be given to Lessee, and Lessee agrees thereupon to comply with and observe all such amended and additional rules and regulations, provided the same shall apply uniformly to all tenants of the Project.

30. Estoppel Certificate. Lessee agrees to execute, acknowledge and deliver to Lessor at the Commencement Date an instrument ratifying this Lease and certifying: (i) that Lessee has entered into occupancy of the Leased Premises and the date of such entry; (ii) that this Lease is in full force and effect, and has not been assigned, modified, supplemented or amended in any way (or if there has been any assignment, modification, supplement or amendment identifying the same); (iii) that this Lease represents the entire agreement between Lessor and Lessee as to the subject matters hereof (or if there has been any assignment, modification, supplement or amendment identifying the same); (iv) the date of commencement and expiration of the term; (v) that all conditions under the Lease to be performed by Lessor have been satisfied; (vi) that no default exists in the performance or observance of any covenant or condition in this Lease and there are no defenses or offsets against the enforcement of this Lease by Lessor (or specifying such default, defense or offset); (vii) that, except for a security deposit, no rental has been paid in advance and no security has been deposited with Lessor; and (viii) the date to which rental has been paid under this Lease.

31. Security Deposit. The security deposit mentioned in Section I(g) shall be paid to Lessor on the date of Lessee's execution of this Lease. Upon receipt from Lessee of the security deposit above, such sum shall be held by Lessor without interest as security for the faithful performance by Lessee of Lessee's covenants and obligations under this Lease, it being expressly understood that such deposit is not an advance payment of rental, except as noted below, or a measure of Lessor's damages in case of default by Lessee. If at any time during the initial term or any extension thereof the rental required to be paid hereunder, or any portion of it, shall be overdue and unpaid, or any other sum payable by Lessee to Lessor hereunder shall be overdue and unpaid, then Lessor may, at its option, appropriate and apply any portion of the said deposit to the payment of such overdue rental or other sum. Should Lessee comply with all of the terms, covenants and conditions of this Lease and promptly pay all sums due hereunder the balance of the security deposit as described below shall be returned to Lessee upon termination of this Lease. Notwithstanding the above, Lessor and Lessee have agreed that up to 75% of the Security Deposit may be applied as payment of rental during the initial eighteen (18) months of the Lease Term as noted in the Base Rent schedule on Exhibit B. The balance (25% of the Security Deposit) shall be retained by Lessor over the term of the Lease pursuant to this Section 31.

32. Keys and Locks. Lessor shall furnish Lessee with keys and locks for the corridor doors entering the Demised Premises. All such keys shall remain the property of the Lessor. No additional locks shall be allowed on any door of the Demised Premises without Lessor's permission, and Lessee shall not make, or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys of the Demised Premises, and give to Lessor the explanation of the combination of all locks for safes, safe cabinets or vaults and doors, if any, in the Demised Premises, provided, however, Lessee shall place no safe, safe cabinet, or vault within the Demised Premises, without the written consent of Lessor.

33. Rights Reserved. Lessor reserves the right (a) to change the Building's name or street address; (b) to install, affix and maintain any and all signs on the exterior and interior of the Building; (c) to retain and to use in appropriate instances, keys to all doors within and into the Premises, it being agreed that no locks or bolts shall be altered, changed or added without the prior written consent of Lessor; (d) to decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises; and (e) to grant to anyone the exclusive right to conduct any business or render any services in the Building.

34.  Miscellaneous.

(a) Wherever any notice is required or permitted hereunder such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, registered mail, return receipt requested, addressed to the parties hereto at the respective addresses set out in Section 1.01 above, or at such other addresses as they have theretofore specified by written notice.

(b) Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

(c) The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

(d) One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive, or render unnecessary, consent to or approval of any subsequent similar act.

(e) This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

(f) The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

(g) The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby. Exclusive venue for any litigation arising out of the interpretation, validity, performance or enforcement of this Lease lies in Harris County, Texas.

IN WITNESS WHEREOF, Lessee and Lessor have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

LESSOR:           TRINITY HOPE, INC.

                  ----------------------
                  By:   Gregory S. Nelson



LESSEE:           LAPTOP SOLUTIONS, INC., a Texas corporation

                  -----------------------
                  By:   ROBERT SMITH

      LIST OF EXHIBITS

EXHIBIT "A"       -     Diagram of Leased Premises (omitted)

EXHIBIT "B"       -     Schedule of Rent

EXHIBIT "C"       -     Rules and Regulations

EXHIBIT "D"       -     SPECIAL PROVISIONS

EXHIBIT "B"


TERM              MONTHLY RENT

36 MONTHS         $12,668.25 avg

RENT SCHEDULE

MONTHS                  MONTHLY RENT
------                  ------------
1 - 18                  $ 6,334.12 *
19-36                   $12,668.25

* The Lessee and Lessor have agreed pursuant to Section 31 of the Lease that Lessee may apply 75% of the Security Deposit for payment of rental on a prorata basis for the first eighteen (18) months of the lease term. This results in a reduced monthly rental of $6,334.12 for the initial eighteen (18) months of the lease term. Lessor shall retain the balance of the Security Deposit (25%) over the remainder of the lease term.

Notwithstanding the above, Lessor shall have the option to increase the Base Rental by exercising its Market Adjustment to Base Rental Provision as defined below.

Lessor shall have the option to increase the Base Market Rental to a fair market rental as reasonably determined by Lessor in its sole discretion (Market Adjustment to Base Rental) at any time during this Lease Term by providing Lessee with written notice ("Notice") to Lessee provided Lessor complies with the following provisions. Provided Lessor pays to Lessee the amount set forth in the next sentence, the Base Rental shall increase to the fair market rental rate determined by Lessor in such notice at the next installment of Base Rental becoming due. Notwithstanding anything contained herein to the contrary, in no event shall the Base Rental increase during the term hereof pursuant to this paragraph by more than $3.00 per net rentable square foot. If Lessor exercises this adjustment to Base Rental, Lessor shall compensate Lessee for such adjustment by paying to Lessee simultaneously with the Notice, an amount equal to the amount of the difference between (a) the increased Base Rental over the remainder of the term, and (b) the negotiated rental rate contained in this Lease, which payment shall be made simultaneously with the delivery of the Notice. If Lessor fails to pay Lessee such sum, the Base Rental shall not be adjusted upward, notwithstanding anything contained herein to the contrary. For example, if Lessor exercises its option on 7/29/2002 at the time Lessee is paying $10.50 per net rentable square foot of space per year and Lessor exercises the option to increase the Base Rental upward by a $1.00 per net rentable square foot per year to $11.50, then Lessor would pay to Lessee, simultaneously with such notice, $1.00 per net rentable square foot per year remaining for the Lease Term, or $14,478, simultaneously with Lessor's Notice to increase the Base Rental.

      EXHIBIT "C"

      RULES AND REGULATIONS

1. The sidewalks, entries, passages and stairways shall not be obstructed by the Lessee, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. a. Furniture, equipment or supplies shall be moved in or out of the Building only during such hours and in such manner as may be prescribed by the Lessor.

b. No safe or article, the weight of which may constitute a hazard or danger to the Building or its equipment, shall be moved into the Premises.

c. Safes and other equipment, the weight of which is not excessive, shall be moved into, from or about the Building only during the hours and in such manner as shall be prescribed by the Lessor, and the Lessor shall have the right to designate the location of such articles in the Premises hereby demised.

3. Restrooms and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of the Lessee, its agents or employees, shall be paid for by the Lessee. No person shall waste water by tying back or wedging the faucets, or in any other manner.

4. No animal shall be allowed in the offices, halls, or corridors in the Buildings.

5. Bicycles or other vehicles shall not be permitted in the offices, halls or corridors.

6. No person shall disturb the occupants of this or adjoining buildings by the use of any television, radio or musical instrument or by the making of loud or disruptive noises.

7. No additional lock or locks shall be placed by the Lessee on any door in the Building unless the written consent of the Lessor shall first be obtained. A reasonable number of keys to the Premises and to the restrooms (if locked) will be furnished by the Lessor, and neither the Lessee, its agents or employees, shall have any duplicate keys made. At the termination of this tenancy, the Lessee shall promptly return to the Lessor all keys to offices, restrooms or vaults.

8. The use of oil, gas or inflammable liquids for heating, lighting or any other purposes is expressly prohibited. Explosives or other articles deemed hazardous shall not be brought into the Building.

9. The Lessee shall not mark upon, paint sighs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceiling, partitions or floors of the Premises or of the Building, and any defacement, damage or injury caused by the Lessee, its agents or employees, shall be paid for by the Lessee.

10. Lessee agrees to use chair pads to be furnished by Lessee, under all rolling and ordinary desk chairs in the carpeted areas throughout the term of the Lease and that all draperies or window coverings, if any, shall not be lined, and be of an open weave.

11. Electric floor space heaters shall not be used.

12. Canvassing, soliciting and peddling in or about the Building are prohibited.

13. The Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful and desirable for the safety, security, care and cleanliness of the Premises and preservation of good order therein.

14. Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

15. No vending machine or machines of any description shall be installed, maintained or operated in the Premises without the written consent of Lessor.

16. Lessor shall have the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Building of which the Premises are a part.

17. Lessor shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants including parking areas, in such manner as it deems best for the benefit of the tenants generally.

18. Upon written notice to Lessee, Lessor shall have the right to impose a "NO SMOKING" regulation on both Lessee, common and other public areas.

                                   EXHIBIT "D"

                               SPECIAL PROVISIONS

1. AMERICAN WITH DISABILITIES ACT. Lessor shall be responsible for the cost of compliance with the Americans with Disabilities Act of 1990 in all common areas of the Building and such compliance shall be at the sole discretion and interpretation of Lessor. Lessee shall be responsible for compliance with the provisions of said act in the leased premises. Lessor and Lessee agree to defend, indemnify and hold each other harmless from and against any loss, claims, demands, costs (including attorney's fees and disbursements), damages, fines, causes of action or penalties resulting from any violations of said act in the area or areas for which each party is responsible.

            Lessor will comply, except that the costs of any changes to the Building required by modification to any laws and/or regulations subsequent to the lease commencement, shall be amortized at 10% interest over the useful life of said change or changes and passed on as an operating expense of the Building.

2.    ENVIRONMENTAL POLLUTION & HAZARDOUS SUBSTANCES:

      The following shall be added to this Lease:


      LESSEE'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

      1. Hazardous Substances. The term "Hazardous Substances", as used in this Lease, shall include, without limitation, flammables, explosives radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

      2.    Lessee's Restrictions.  Lessee shall not cause:

            (a) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under , or about the Premises, or arising from Lessee's use or occupancy of the premises, including, but not limited to, soil and ground water conditions; or

            (b) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under or about the Premises in violation of any law, or the transportation to or from the Premises of any Hazardous Substance in violation of any law, except as specifically disclosed on Schedule A to this Lease.

      3.    Environmental Clean-Up

            (a) Lessee shall, at Lessee's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

            (b) Lessee shall, at Lessee's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

            (c) Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances is caused by Lessee at or from the Premises, or which arises at any time from Lessee's use or occupancy of the Premises, then Lessee shall, at Lessee's own expense, carry out all such clean-up plans.

            (d) Lessee shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Lessor. If Lessee fails to fulfill any duty imposed under this Paragraph (3) after ten (10) days written notice from Lessor or such longer period of time as may be required to do so by the exercise of reasonable diligence by Lessee Lessor may do so; and in such case, Lessee shall cooperate with Lessor in order to prepare all documents Lessor reasonably deems necessary or appropriate to determine the applicability of the Laws to the Premises and Lessee's use thereof, and for compliance therewith, the Lessee shall execute all documents reasonably requested by Lessor promptly upon Lessor's request. No such action by Lessor and no attempt made by Lessor to mitigate damages under any Law shall constitute a waiver of any of Lessee's obligations under this Paragraph (3).

            (e) Lessee's obligations and liabilities under this Paragraph (3) shall survive the expiration of this Lease.

      4.    Lessee's Indemnity.

            (a) Lessee shall indemnify, defend, and hold harmless Owner, the manager of the Property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorney's and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs or which arises at any time from Lessee's use or occupancy of the Premises, or from Lessee's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

            (b) Lessee's obligations and liabilities under this Paragraph (4) shall survive the expiration of this Lease.

3.    ASSIGNMENT AND SUBLEASE.

Lessee shall not assign or in any manner transfer this Lease or any estate or interest herein, or sublet the premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the premises without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed. Lessor shall have the option, upon receipt from Lessee of a written request for Lessor's consent to a subletting or assignment, to refuse its consent to the proposed assignment or sublease, which option shall be deemed to be elected unless Lessor gives Lessee written notice providing otherwise.

If Lessee desires at any time to enter into an assignment of this Lease or a sublease of all or part of the Premises, Lessee shall give written notice to Lessor of its desire to do so, which notice shall contain (a) the name of the proposed assignee or subtenant, (b) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises, (c) the terms and provisions of the proposed assignment or sublease, and (d) resumes, business plans, references, financial information, and other information as Lessor may reasonably request concerning the proposed assignee or subtenant.

Lessee shall have the right to make an "Approved Sublease" of the Demised Premises or any portion thereof in accordance with this Section 3 only to an "Approved Sublessee" as defined herein. For purposes hereof, an "Approved Sublease" is a sublease of a portion of the Demised Premises to an "Approved Sublessee" as defined below provided, (1) Lessee shall have given Lessor at least thirty (30) days prior written notice of such proposed Approved Sublease, together with such information as Lessor may request in order to verify that all requirements for an Approved Sublease, have been met, and an original of the instrument evidencing such Approved Sublease to be executed by Lessee and the proposed Approved Sublessee, wherein such proposed Approved Sublessee specifically agrees that its possession is subject to all of the obligations of Lessee hereunder and agrees to abide by the terms hereof, which relate to the term and the portion of the Demised Premises covered by such sublease (and Lessee promptly furnishes Lessor with a duplicate original of such instrument, fully executed, following such Approved Sublease), (2) the Demised Premises will thereafter be used only for the purposes described in herein, and or no other purpose, (3) Lessee is not in default under the terms of this Lease as set forth herein, at the time Lessee (a) proposes to make and (b) makes, an Approved Sublease, and (4) the proposed Approved Sublessee will not use any part of the Demised Premises for any purpose not authorized by this Lease. Notwithstanding any Approved Sublease, Lessee, and any guarantor of Lessee's obligations hereunder, shall at all times remain primarily obligated and liable for the payment of the Base Rental, Additional Rent, and any other sums becoming due to Lessor under the terms of this Lease, and for compliance with all of Lessee's other obligations under this Lease. If the difference between (a) the Base Rent plus Additional Rent and other sums due and payable by any Approved Sublessee under any such Approved Sublease, minus (b) Lessee's Leasing Costs (limited to those amounts that would occur in a Fair Market Value transaction) exceeds the Base Rental and Additional Rent payable under this Lease with respect to such space for such term, Lessee shall pay to Lessor all such excess within ten (10) days following receipt thereof by Lessee (it being understood that lessee shall pay Lessor such excess on a monthly basis after Lessee has recovered Lessee's Leasing Costs). For purposes of this section 10(B) the term "Approved Sublessee" means any of the following: (i) a subsidiary of Lessee in which Lessee own directly at least fifty-one percent (51%) of the voting securities and voting interest (ii) a corporation, partnership, personal estate, trust, or any combination of the foregoing, which own at least fifty-one percent (51%) directly or indirectly of the voting securities and voting interests in Lessee ("Lessee's Parent Company"), and (iii) a subsidiary of Lessee's Parent Company, if any, in which Lessee's Parent Company owns at least fifty-one percent (51%) directly or indirectly of the voting securities and voting interests thereof, and (a) whose use and occupancy of the portion the Demised Premises covered by its sublease will not affect (i) the security and well being of the Building,
(ii) Lessor's obligations to other tenants of the Building, (iii) Lessor's use of the Demised Premises or use of the Building by other tenants of the Building, and (iv) the characteristics or quality of the Building, and (b) who is not a governmental or quasi-governmental authority, a religious organization or a public or private school.

Lessee shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Lessee hereunder, unless Lessor agrees in writing to release Lessee of such responsibility, and Lessor shall be permitted to enforce the provisions of this Lease against Lessee or any assignee or sublessee without demand upon or proceeding in any way against any other person. Moreover, in the event that the rental due and payable by a sublessee exceeds rent payable under this Lease, then Lessee shall be bound and obligated to pay Lessor all such excess consideration within ten (10) days following receipt thereof by Lessee from such sublessee, assignee, licensee or other transferee, as the case may be.

4.    RENEWAL OPTION

            Subject to the preferential right of any current, or pending, owner of the building to lease said space for its own use, and provided Lessee is not in monetary or material default under this Lease, Lessee is hereby granted one
(1) Renewal Option (the "Renewal Option") for a two (2) year term (the "Renewal Term") to be effective July 29, 2000 for all, but not a part of, the entire premises upon the same terms and conditions of this Lease with the following exceptions:

            (a) The Renewal Option will contain no further renewal options unless granted by Lessor in writing;

            (b) The rental rate shall be at one hundred percent (100%) of the Fair Market Rental Rate then in effect for comparable buildings in the area and as more clearly defined herein.

            (c) Lessee must give Lessor written notice of its intent to exercise the Renewal Option no earlier than nine months and no later than six (6) months prior to the expiration of the initial Term.

            (d) Lessor shall provide Lessee with its interpretation of Fair Market Rental Rate within fifteen (15) days of above notice of Lessee's intent to exercise this Renewal Option. Lessee may accept the rate as quoted, or elect to enter into negotiations with Lessor for a period of not to exceed forty-five
(45) days, during which time both parties will be required to negotiate on a diligent, good faith basis to arrive at an agreement concerning the fair market value rental rate. Should an agreement not be reached by both parties during said forty-five (45) day period, either party may, at its option, terminate the negotiations at which time Lessee's option to renew shall expire and be of no further force and effect.

If agreement is reached during the negotiation period, then Landlord shall draft an amendment to the Lease evidencing the agreement within thirty (30) days of agreement being reached. Within thirty (30) days of Lessor's submission of this document to Lessee, Lessee shall execute and return said document to Lessor.

Notwithstanding the above, if Lessee has been in monetary or material default three (3) or more times during the initial term without having cured such default(s) using its best efforts to do so with continuity and diligence, then Lessor shall have the option to rescind Lessee's right to the renewal option outlined above. Lessor shall be obligated to inform Lessee by written notice whenever Lessor determines that an uncured monetary or material default which would affect this renewal option occurs.

For the purposes of definition in this Lease document, Fair Market Value shall have the following meaning:

With respect to the Renewal option contained herein, the applicable "fair market rental rate" shall be that rate charged for space of comparable size and condition in comparable office buildings in the area in which the Building is located, taking into consideration the location, quality and age of the building, floor level, extent of leasehold improvements (existing or to be provided), rental abatement, lease takeovers/assumptions, moving expenses and other concessions, term of lease, extent of services to be provided, distinction between "Gross" and "Net" lease, base year or other amount allowed by Lessor for payment of building operating expenses (expense stop), the time the particular rental under consideration became or is to become effective, or any other relevant term or condition.